                                                                   EXHIBIT 10.12

EQUIFAX INC. OMNIBUS STOCK INCENTIVE PLAN OPTION AGREEMENTS

  In 1995, the Company granted stock options to executive officers of the Company. Some of these options were Incentive Stock Options ("ISO's"), some were Non-ISO's. The standard agreements under this Plan are filed herewith. All agreements signed by executive officers are identical to the standard agreements except with respect to such matters as names, dates, and amounts.

                                                                   EXHIBIT 10.12

                                  EQUIFAX INC.

                        INCENTIVE STOCK OPTION AGREEMENT

                                      NAME

                               Number of Shares:

                                 Option Price:

                                 Date of Grant:


          THIS AGREEMENT dated as of the Date of Grant, stated above, between Equifax Inc., a Georgia corporation (the "Company"), and the above-named Participant ("Participant"), is made pursuant and subject to the provisions of the Company's Omnibus Stock Incentive Plan (the "Plan"). All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

     1.GRANT OF OPTION. Pursuant to the Plan, the Company, on the "Date of Grant" granted to Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company the Number of Shares stated above, or any part thereof. Such option will be exercisable as hereinafter provided.

     2. TERMS AND CONDITIONS. This option is subject to the following terms and conditions:

     (a) EXPIRATION DATE. This option shall expire ten years from the Date of Grant of this option (the "Expiration Date").

     (b) EXERCISE OF OPTION. Except as provided in paragraphs 3, 4 and 5, this option shall be exercisable with respect to one-fourth of the shares subject to this option on the first anniversary of the Date of Grant and with respect to an additional one-fourth of the shares subject to this option on each anniversary of the Date of Grant so that this option shall be fully exercisable on the fourth anniversary of the Date of Grant. Once this option has become exercisable in accordance with the preceding sentence, it shall continue to be exercisable until the termination of Participant's rights hereunder pursuant to paragraph 3 or 4, or until the Expiration Date, whichever occurs first. This option may be exercised with respect to any number of whole shares less than the full number for which the option could be exercised; provided, however, that this option may be exercised for no less than twenty-five shares of

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          Common Stock or, if less, the number of shares of Common Stock that remains subject to this option. A partial exercise of this option shall not affect Participant's right to exercise this option with respect to the remaining shares, subject to the conditions of the Plan and this Agreement.

     (c) METHOD OF EXERCISING AND PAYMENT FOR SHARES. This option shall be exercised by written notice, accompanied by payment of the option price, delivered to the attention of the Company's Stock Option Administrator at the Company's principal office in Atlanta, GA. The Date of Exercise shall be the date as indicated on the proper stock option exercise form (e.g., exercise date on Company's stock option exercise form; trade date on broker's letter of intent to exercise; exercise date via computer file). The option price may be paid in cash or cash equivalent acceptable to the Committee, or by the surrender of shares of Common Stock (that have been held by Participant for at least six months) with an aggregate Fair Market Value (determined as of the closing price on the Date of Exercise as defined above) which is not less than the option price or part thereof.

     (d) NON-TRANSFERABILITY. This option is non-transferable except by will or by the laws of descent and distribution. In the event of any such transfer, this option must be transferred to the same person or persons. During Participant's lifetime, this option may be exercised only by Participant.

     (e) TERMINATION OF EMPLOYMENT. Except as provided in paragraphs 3 and 4, this option is not exercisable after the Participant's termination of employment with the Company or a Subsidiary.

     3.EXERCISE AFTER RETIREMENT. In the event Participant ceases to be employed by the Company or a Subsidiary on account of Participant's Retirement and prior to the Expiration Date, Participant may exercise this option at any time within sixty months next following his Retirement (but in any event prior to the Expiration Date) for the number of shares he was entitled to purchase pursuant to paragraph 2 above or paragraph 5 hereinafter on the date of his Retirement.

     4.EXERCISE IN THE EVENT OF DEATH OR DISABILITY. This option shall be exercisable with respect to the number of shares that the Participant was entitled to purchase pursuant to paragraph 2 above on the date of his death, in the event Participant dies while employed by the Company or within sixty months following his Retirement and prior to the Expiration Date of this option. In such event this option may be exercised by Participant's estate, or the person or persons to whom his rights under this option shall pass by will or the laws

                                      (2)
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     of descent and distribution. Participant's estate or such persons may exercise this option within sixty months of Participant's death or during the remainder of the period preceding the Expiration Date, whichever is shorter.

     If Participant ceases employment with the Company due to total and permanent disability confirmed by a licensed physician's statement, this option shall be exercisable with respect to the number of shares that the Participant was entitled to purchase pursuant to paragraph 2 above on the last date of active employment with the Company for sixty months following the last date of active employment with the Company and prior to the Expiration Date of this option.

5. EXERCISE IN THE EVENT OF CHANGE IN CONTROL. In the event a Change in Control of the Company occurs while Participant is in the employ of the Company, Participant may exercise this option at any time on or after the Control Change Date (but in no event on or after the Expiration Date) for the number of shares granted pursuant to paragraph 1 above.

6. RETIREMENT. For purposes of this Agreement, "Retirement" means retirement from the Company or a Subsidiary at or after age 65, or, otherwise with the consent of the Company.

7. CHANGE IN CONTROL. For purposes of this Agreement, a "change in control of the Company" shall be deemed to exist in the event any person, corporation, partnership or other entity, either alone or in conjunction with its "affiliates" as that term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended, or other group of persons, corporations, partnerships or other entities who are not affiliates, but who are acting in concert, are determined to own of record or beneficially more than fifty percent (50%) of the shares of outstanding stock of the Company. The "Control Change Date" means the date on which a Change in Control occurs.

8. FRACTIONAL SHARE. A fractional share shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share, such fraction shall be disregarded.

9. LIMITATION ON ACCELERATION. Notwithstanding any other provision of this Agreement to the contrary, this option may not be exercisable and, without the Participant's consent, the exercisability of this option may not be accelerated so that the shares for which the option (and all other incentive stock options granted to the Participant by the Company or a Subsidiary) are first exercisable in any calendar year have a Fair Market Value (determined as of the Date of Grant) exceeding $100,000.

10. NO RIGHT TO CONTINUED EMPLOYMENT. This option does not confer upon Participant any right with respect to continuance of employment by the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate his employment at any time.


                                      (3)
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11. CHANGE IN CAPITAL STRUCTURE. The terms of this option shall be adjusted as the Committee determines is equitably required in the event the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which section 425 of the Code applies.

12. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Georgia.

13. CONFLICTS. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect as of the date hereof.

14. PARTICIPANT BOUND BY PLAN. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

15. BINDING EFFECT. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _


                              EQUIFAX INC.



                         By:  ___________________________________________
                              C. B. Rogers, Jr.
                              Chairman and Chief Executive Officer


                              ------------------------------------
                              Participant

                                      (4)

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